Exhibit 10.26

COMMERCIAL LEASE AGREEMENT –

SUMMARY OF BASIC TERMS

THIS LEASE AGREEMENT, made this 29th day of March, 2017, by and between NeuroHabilitation Corporation (hereinafter referred to as Tenant) and 660 Tudor Square, L.P. (hereinafter referred to as Landlord).

WITNESSETH:

The Landlord, for and in consideration of the prompt payment of the rent as specified in this Agreement as well as the performance of all of the covenants, promises and agreements contained in this Agreement upon the part of the Tenant does hereby demise and lease to the Tenant and Tenant does hereby lease from the Landlord the premises situated at 642 Newtown Yardley Road, Suites 100,105, and 120, Newtown, PA, 18940, consisting of 10,444 square feet (known as "Leased Premises").

1.	TERM
A.	TERM

The term of this Lease will commence on the later of July 1, 2017 or the date Landlord delivers the Leased Premises to Tenant complete with a certificate of occupancy issued by Newtown Township, in accordance with paragraph 6, below, having completed all of Landlord's Work to Tenant's complete satisfaction (the "Commencement Date") and terminates on December 31, 2022. In the event that Landlord is unable to give possession of the Leased Premises, as herein provided, by reason of any cause beyond the control of Landlord, the Landlord shall not be liable in damages to the Tenant therefor and during the period that Landlord is unable to give possession, all rights and remedies of both parties hereunder shall be suspended; and no rental obligation shall be due and owing during the suspension period, and the Lease term shall be extended by a number of days equal to the number of days in the suspension period.

Notwithstanding anything to the contrary set forth herein:

1. If Landlord has not commenced Landlord's Work on or before May 1, 2017, and such delay is not the result of any action or inaction on the part of Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after May 1, 2017 and prior to the date on which Landlord commences Landlord's Work.

2. If Landlord has not completed Landlord's Work by September 1, 2017, and such delay is not the result of any action or inaction on the part of Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after September 1,2017.

In the event of such termination, neither party shall have any further rights and/or obligations hereunder, except for any such rights and/or obligations accruing prior to the effective date of termination.

B.	TERMINATION

This Lease shall expire at the end of the term as defined in paragraph 1(A). In the event the Tenant shall for any reason fail to vacate the Leased Premises at the expiration of the term of this Lease, the Tenant shall be deemed to be a "hold-over" Tenant and liable for additional rents provided in Commercial Lease Agreement, Paragraph 1(B).

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2.	RENT
A.	MINIUMUM BASE RENT

The monthly rental payments for the term shall be as follows:

1	7/1/2017 – 12/31/2017	$ 00.00 + $ 1,741.00 electric
2.	1/1/2018 – 12/31/2018	$ 18,271.00 + $ 1,741.00 electric
3.	1/1/2019 – 12/31/2019	$ 18,825.00 + $ 1,740.00 electric
4.	1/1/2020 – 12/31/2020	$ 19,390.00 + $ 1,741.00 electric
5.	1/1/2021 – 12/31/2021	$ 19,972.00 + $ 1,741.00 electric
6.	1/1/2022 – 12/31/2022	$ 20,571.00 + $ 1,741.00 electric
B.	Option to Extend

Tenant shall have the right to extend this Lease for an additional five years with written notice to Landlord no later than April 30, 2022. The monthly rental payments for this additional term shall be:

1.	1/1/2023 – 12/31/2023	$ 21,188.00 + $ 1,741.00 electric
2.	1/1/2024 – 12/31/2024	$ 21,824.00 + $ 1,741.00 electric
3.	1/1/2025 – 12/31/2025	$ 22,478.00 + $ 1,741.00 electric
4.	1/112026 – 12/31/2026	$ 23,153.00 + $ 1,741.00 electric
5.	1/1/2027 – 12/31/2027	$ 23,847.00 + $ 1,741.00 electric
C.	UTILITIES

Tenant shall be responsible for payment of all electricity service to the unit. Tenant shall pay the sum listed in Minimum Base Rent to landlord as additional rent each month, without demand or offset, and starting on the Commencement Date. The amount per month shall be adjusted annually if the electric bills change over the base year of 2017. Tenant is responsible for janitorial service to the interior of their suite. Landlord is responsible for janitorial service for all common areas.

D.	REAL ESTATE TAXES AND COMMON AREA MAINTENANCE

Landlord shall be responsible for and pay all real estate taxes and common area maintenance, as shall be in effect as of the Commencement Date. Tenant will be responsible for its proportionate share of tax increases over the base year of 2017 for County and Township taxes and 2016/2017 for School taxes. Tenant's proportionate share of the building is 12.53%. After being notified by the Landlord, Tenant will pay any such increases as additional rent with the next rental payment. Tenant shall be required to pay the Additional Rent within sixty (60) days following Tenant's receipt of the invoice from Landlord. Tenant shall have the right, exercisable annually within thirty (30) days after receipt of Landlord's notice, to audit the basis for the increases proposed to the CAM charges.

E.	RENTAL PAYMENTS

Rental Payments are payable to

“660 Tudor Square, L.P.” and are to be delivered to:

RE/MAX Properties, Ltd.

c/o Daniel J. McCloskey

210 Penns Trail – Suite 100

Newtown, PA 18940

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3.	USE OF PREMISES

Tenant shall use the leased premises for a medical and business office, including but not limited to training of Tenant staff members and independent physical therapist personnel, for use as a clinical trial site with clinical operations, and no other purpose. Tenant shall be responsible for the acquisition of any and all permits for such use from any municipal or governmental authority or agency at its own cost and expense. If the permits cannot be secured, the lease would be subject to termination. Tenant shall use its best efforts to secure any and all permits and Landlord shall cooperate with Tenant if needed in securing any and all permits.

4.	NOTICES

All notices that may be necessary under this Agreement shall conclusively be presumed to have been given when sent by overnight mail or by certified mail return receipt requested addressed respectively as follows:

TO LANDLORD:	660 Tudor Square c/o Daniel J. McCloskey RE/MAX Properties, Ltd. 210 Penns Trail – Suite 100 Newtown, PA 18940

TO TENANT:	NeuroHabilitation Corporation 642 Newtown Yardley Road, Suites 100-105-120 Newtown, PA 18940 Attn: Joyce LaViscount, CFOICOO

With a required copy to: D. Keith Brown, Esq. Stuckert & Yates P.O. Box 70 Two North State Street Newtown, PA 18940

5.	SECURITY DEPOSIT

Upon execution of this Agreement, Tenant shall deposit with Landlord the sum Eighteen Thousand Two Hundred Seventy-seven Dollars and 00/100 ($18,277.00) rent to be held as security for the full and faithful performance by Tenant of Tenant's obligations under this Lease and for the payment of damages to the leased premises. The balance of the security deposit shall be returned to Tenant at the expiration of the term of this Lease less such sums as are required for the payment of damages to the leased premises. It is understood and agreed that no part of the security deposit is to be considered as the last rental due under the terms of this Lease.

6.	INTERIOR IMPROVEMENTS—LANDLORD'S WORK
A.	Landlord’s architect, at Landlord’s expense, will prepare a floor plan for Suites 100-120 to be mutually agreed upon and signed by both parties and to become part of this Lease.
B.

Landlord will pay for fit-out costs to the extent agreed upon on or before April 15, 2017. Landlord and Tenant will use diligent efforts to mutually agree on a final floor plan, Specifications, and finishes on or before April 15, 2017.

C.	All furniture set-up and installation, all telephone and data wiring to be the responsibility of the Tenant.
7.	PROPERTY MANAGEMENT

It is understood and agreed that RE/MAX Properties, Ltd. shall collect all rents. The property is managed by a property management company, Maitland Property Management, which has been authorized by the landlord to handle issues as they involve the subject property. The tenant is instructed to contact the property management company at 215-983-2346 with any concerns.

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8.	CO-OPERATING BROKER

Landlord agrees to pay The Flynn Company, Broker representing the Tenant, a full leasing fee in accordance with the normal and. customary fee schedules for this area.

This LEASE AGREEMENT – SUMMARY OF BASIC TERMS is intended to be read as a part of the COMMERCIAL LEASE AGREEMENT that is attached hereto, which gives a more detailed description of the rights and obligations of the Landlord and Tenant.

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COMMERCIAL LEASE AGREEMENT

1. RENTAL PAYMENTS & TERMS

A. RENTAL PAYMENTS

All rental payments shall be due and payable on or before the first day of each calendar month during the term of this Lease. In the event that Tenant shall not pay any payment of rent within five (5) days after the due date, a late charge of five percent (5%) of the base rental payment and additional rental payment due shall be charged and payable with the next rental payment. In the event Landlord receives a check from Tenant written on insufficient funds, Landlord may charge Tenant a fifty ($50.00) dollar fee to reimburse Landlord for its costs and expenses.

All rent shall be payable without notice, demand, set-off, deduction or counterclaim. The obligation to pay rent is an independent covenant on the part of Tenant. Under no circumstances may Tenant withhold payment of rent. Tenant may pursue, however, any independent remedies (if any) Tenant has under this Lease. The terms "rent, base rent, additional rent, minimum rent" and any similar variant are used interchangeably in this Lease.

B. RENT WHILE HOLDING OVER

In the event that Tenant is classified as a hold-over Tenant pursuant to Commercial Lease Agreement-Summary of Basic Terms, Section 1 (B), then in that event, in addition to all rents provided for hereinabove, Tenant shall pay to the Landlord a monthly minimum base rent at a rate at 150% of the monthly rental in effect as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost including reasonable attorneys' fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

2. RIGHTS AND OBLIGATIONS OF TENANT

A. FIXTURES AND EQUIPMENT

All trade fixtures, equipment, appliances, decorations, etc., installed by Tenant in the Leased Premises shall remain the sole property of the Tenant, provided however, that Tenant shall repair any damages caused by the removal of such fixtures, equipment, appliances, decorations, etc., from the Leased Premises at the termination of this lease as provided herein.

B. WASTE AND NUISANCE

Tenant shall not commit or suffer to be committed any waste or any nuisance or other act or thing which may disturb the Landlord or any other person to whom the Landlord has any duty.

C. HAZARDOUS SUBSTANCES

Tenant covenants and warrants that Tenant, Tenant's Work and any alterations thereto and Tenant's use of Leased Premises will at all times comply with and conform to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authorities ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively "Treatment") of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials of any kind, and any substance which is regulated by any law, statute ordinance, rule or regulation (collectively "Waste"). Tenant further covenants and warrants that it will not engage in or permit any person or entity to engage in any Treatment of any Waste on or which affects the Leased Premises.

Immediately upon receipt of any Notice (as hereinafter defined) from any person or entity, Tenant shall deliver to Landlord a true, correct and complete copy of any written Notice. "Notice" shall mean any note, notice or report of any suit, proceeding, investigation, order, consent order, injunction, writ, award or action related to or affecting or indicating the Treatment of any Waste in or affecting the Leased Premises.

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Tenant hereby agrees it will indemnify, defend, save and hold harmless RE/MAX Properties Ltd., Landlord and its officers, directors, shareholders, employees, agents, partners, and their respective heirs, successors and assigns (collectively "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, loss, costs and expense (including, without limitation, all attorneys' fees and expenses, court costs, administrative costs and costs of appeals), incurred by or asserted against the Indemnified Parties by reason of or arising out of: (a) the breach of any representation or undertaking of Tenant under this Section 2(C) or (b) arising out of the Treatment of any Waste by Tenant or any licensee, concessionaire, manager or other party occupying or using the Leased Premises, in or affecting the Leased Premises.

Landlord is given the right, but not the obligation, to inspect and monitor the Leased Premises and Tenant's use of the Leased Premises in order to confirm Tenant's compliance with the terms of this Section 2(C) and the representations set forth in this Section 2(C).

Tenant agrees to deliver upon request from Landlord estoppel certificates to Landlord expressly stipulating whether Tenant is engaged in or has engaged in the Treatment of any Waste in or affecting the Leased Premises, and whether Tenant has caused any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Leased Premises, whether sudden or gradual, accidental or anticipated, or any other nature at or affecting the Leased Premises and whether, to the best of Tenant's knowledge, such an occurrence has otherwise occurred at or affected the Leased Premises.

D. GOVERNMENTAL REGULATIONS

Tenant shall at Tenant's sole cost and expense, without notice or demand from Landlord, comply with and faithfully observe all requirements of all municipal, county, state, federal and other governmental authorities having jurisdiction, now in force or which may hereafter be enforced, pertaining to the Tenant's use of the Leased Premises.

E. IMPROVEMENTS

Tenant shall not make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions, or improvements shall not be unreasonably withheld, conditioned, or delayed by Landlord. Tenant shall comply with all governmental rules and regulations in connection with such work, and shall prevent any lien or obligation from being created against or imposed upon the Leased Premises and will discharge all liens and charges for services rendered or materials furnished immediately after such liens occur or said charges become due and payable. Subject to Section 2(A) above and the following sentence, such alterations, additions or improvements shall become part of the real property and remain the property of Landlord on termination of the Lease unless consented to in advance by Landlord. Anything contained in this paragraph to the contrary notwithstanding Tenant may remove such alterations, additions or improvements, including any trade fixtures, at the termination of the Lease provided that Tenant does so without damaging the Leased Premises and further provided that Tenant restores the Leased Premises in all material respects to the condition the Leased Premises was at the inception of the Lease.

At all times when any change or alteration is in progress, there shall be maintained, at Tenant's expense, Workmen's Compensation Insurance in accordance with the law, covering all persons employed in connection with the change or alteration, and general liability insurance of the mutual benefit of Tenant and Landlord, expressly covering the additional hazards due to the change or alteration.

F. SIGNS

Tenant may not install any signs or posters on the exterior of the building in which the Leased Premises are located or at any other location adjacent to the said building or install, display or use any signs except as shall be permitted by the Landlord whose permission shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply with all other written rules and regulations imposed by the Landlord or any municipal or other authority exercising jurisdiction over such matters.

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3. MAINTENANCE

Landlord shall be responsible for and maintain (where applicable) in good operating condition (and repair or replace as needed) heating, electric, plumbing, utility systems, emergency lighting, exterior lighting, ventilation, and air-conditioning equipment servicing the Leased Premises. Landlord shall be responsible for maintenance of parking lot, snow removal, and landscaping. Tenant shall be responsible for the cost of all repairs that shall be determined to be caused by Tenant or any of its clients or invitees.

Except as set forth in the preceding sentences, Tenant shall have the sole liability and responsibility for any maintenance and repair of the interior of the Leased Premises and the repair and maintenance of Tenant's fixtures or equipment contained herein.

Tenant shall provide complete janitorial services to the Leased Premises at least on a weekly basis and shall be responsible for the cost of such services.

Landlord reserves the right to visit the Leased Premises at reasonable times and with reasonable notice, using his best efforts not to interfere with Tenant's use of Leased Premises.

Tenant shall not be responsible for any damage by fire, elements, or unavoidable casualty or other catastrophic cause to Leased Premises which shall not be due to the negligence of the Tenant, Tenant's employees, agents or servants.

4. INSURANCE AND INDEMNITY

A. LIABILITY INSURANCE REQUIRED OF THE TENANT

Tenant shall take out and maintain the following insurance coverages throughout the term of this lease. Certificates of Insurance shall be provided to Landlord on or before the commencement of the initial term of this lease and at least 5 days prior to each anniversary thereafter.

All insurance coverages shall be provided by an insurance company which is licensed to conduct business in the State of Pennsylvania. Each insurance policy shall be provided by an insurance company with a minimum AM Best Company Rating of A-VIII. Liability insurance coverages shall be provided to extend coverage to the landlord on a primary and noncontributing basis. Landlord shall be covered as an additional insured on all liability coverages maintained by Tenant including all operations at or from the leased premises. All insurance policies shall contain a waiver of subrogation with respect to the coverages provided to Landlord thereunder. Landlord shall similarly request a waiver of subrogation from its property insurer to the extent of its recovery from its insurance company for any property loss that may occur at the leased premises. All policies of insurance will include language that the insurance company or agent for each coverage provided shall provide not less than 30 days advance written notice prior to cancellation or the imposition of any material change in the policy term or condition.

The following shall be included:

•

Commercial General Liability insurance on occurrence basis providing coverage of $1 ,000,000 per occurrence and $2,000,000 general aggregate per year. This policy will not be subject to a deductible of more than $5,000 per occurrence without the express written permission of landlord. Coverage also include premises medical payments of $5,000 per person fire legal liability coverage of not less than $100,000.

•	Statutory workers' compensation and employer's liability coverage for $500,000.
•

Umbrella liability coverage providing additional limits of protection on an occurrence above the primary general liability and employer's liability coverages for additional limit of not less than $4,000,000 per occurrence.

•

Property insurance on an "all risk" replacement cost basis covering all furniture, inventory, tools and equipment, and tenant improvements and betterments that may be installed by tenant. Tenant shall also purchase business income coverage that provides protection for at least 12 months of its rents as provided for under this lease. Landlord shall be an additional insured loss payee under this property coverage.

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B. FIRE INSURANCE

Landlord shall maintain and keep in force and effect or cause to be maintained and kept in force and effect a policy of fire insurance covering the exterior of the premises (including foundations, structure and roof) of which the Leased Premises is a part and Tenant shall be responsible for fire insurance, or all risks coverage, covering the Leased Premises and contents of the leased premises, with Landlord listed as loss payee as its interests appear.

C. INDEMNIFICATION OF LANDLORD

Except for claims arising out of acts caused by the negligence or willful acts of the Landlord or its representatives, Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in conjunction with the loss of life, an occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, his agents, contractors, employees, or servants. In case Landlord shall have been made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. This indemnification shall exclude claims made by Tenant against Landlord. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the Landlord in successfully enforcing the covenants and agreements of this Lease.

D. WAIVER OF SUBROGATION

Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss, damage or injury to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or the negligence of the other party., or anyone for whom such party may be responsible. All policies of insurance referred to herein shall contain a clause(s) or endorsement(s) acknowledging such waiver of subrogation and also to the effect that this mutual release shall not adversely affect or impair said insurance or prejudice the right of any insured to recover there under. The foregoing releases shall not apply to property losses or damages in excess of policy limits or to losses or damages not covered by insurance due the nature of the action or to a deductible clause in the policy.

5. DESTRUCTION OF LEASED PREMISES

A. MINOR DAMAGE

If the Leased Premises shall be damaged by fire, the elements or unavoidable casualty, but are not rendered materially unusable in whole or in part, Landlord shall at its own expense and costs, promptly cause such damage to be repaired and the rent shall not be abated.

B. PARTIAL DESTRUCTION

If by reason of such occurrence, the Leased Premises are rendered materially unusable in part, the Landlord shall at its own expense, promptly cause the damage to be repaired and the rent shall meanwhile be abated on a prorated basis, based upon the ratio of the area rendered unusable to the total rentable area of the Leased Premises.

C. TOTAL DESTRUCTION

If the Leased Premises shall be rendered wholly unusable by reason of total destruction, this Lease shall terminate upon the option of either the Landlord or the Tenant and if so terminated, both parties shall be released from any further liability under it, effective as of the date of total destruction.

6. EMINENT DOMAIN

A. TOTAL CONDEMNATION OF LEASED PREMISES

If the whole, or any part, of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public purpose, Tenant shall have the right to terminate this Lease at any time after the date of title vesting in such proceedings. All rental shall be prorated as of the date of such termination.

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B. LANDLORD'S DAMAGES

Subject to Section 6(C) below, In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid to the Landlord for such condemnation, and the Landlord is to receive the full amount of such award; Tenant hereby expressly waiving any rights or claim to any part thereof.

C. TENANT'S DAMAGES

Tenant shall have the right to claim and recover from any condemning authority such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damages to Tenant's business by reason of the acquisition or condemnation, and for or on account of any loss, losses or expenses to which Tenant may be put in removing Tenant's merchandise, furniture, fixtures, equipment and leasehold improvements.

7. LANDLORD'S WARRANTIES AND COVENANTS

A. AUTHORITY AND TITLE

Landlord represents and warrants that Landlord is the owner of the Leased Premises and has the right to make this lease.

B. QUIET ENJOYMENT

Landlord covenants that upon the payment by the Tenant of the rents herein provided and upon performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises or the tenancy created hereby without hindrance or interruption by the Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless to the terms and conditions of this Lease.

8. ASSIGNMENT AND SUBLEASE

A. ASSIGNMENT AND SUBLETTING BY TENANT

Tenant shall not have the right, except with the prior written consent of Landlord, which may not be unreasonably withheld, conditioned, or delayed by Landlord, to assign this Lease or any interest therein. The assignee selected by Tenant shall be subject to the approval of Landlord and, if Landlord approves the assignment, the assignee shall assume in writing all of the Tenant's obligations under this Lease and Tenant shall remain liable for each and every obligation hereunder unless agreed otherwise by Landlord in writing.

The approval of Landlord shall be based upon the proposed assignee's financial condition, proposed use and stability, and any other consideration deemed relevant by landlord.

Tenant shall not have the right except with the prior written consent of Landlord, which may not be unreasonably withheld, conditioned, or delayed, to sublet the Leased Premises provided that the Landlord shall have the right to approve such subtenant and that the subtenant shall assume in writing all of the Tenant's obligation under this Lease, and Tenant shall remain liable for each and every obligation under this Lease. The approval of such subtenant shall be based upon the same conditions as set forth in the previous paragraph.

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9. TENANT'S DEFAULT & REMEDIES

A. TENANT'S DEFAULT

The following shall constitute an "Event of Default" under this Lease:

1.

failure of Tenant to pay in full, within fifteen (15) days after receipt of written notice from the Landlord that the same is due and owing, any and all installments of Minimum Rent provided that written notice of the same shall not be required to be given more than twice in any calendar twelve (12) month period. Additional Rent and/or other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Tenant; or

2.

if Tenant violates or fails to perform or otherwise breaks any non-monetary covenant or agreement of this Lease Agreement or the agreements incorporated herein by reference, and such failure or violation is not cured within thirty (30) days (or such other period if specifically provided in this Lease) after written notice from Landlord to Tenant of such failure or violation, or in the case of a failure or violation which cannot be cured [Illegible] notice period, the Tenant has not commenced to cure such failure or violation within the notice period or has not diligently pursued the completion of such cure; or

3.

if Tenant vacates the Leased Premises without first having paid and satisfied the Landlord in full for all Minimum Rent, Additional Rent and all other charges then due that may thereafter become due until the expiration of the then current term, above mentioned; or

4.

if Tenant becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy and such petition remains undismissed sixty (60) days after said petition is filed, or a bill in equity or other proceeding for the appointment of a receiver for the Tenant is filed, if proceedings or reorganization or for composition with creditors under any State or Federal law be instituted by or against Tenant; or

5.

if Tenant shall default in the timely payment of Minimum Rent, Additional Rent or other charges payable by Tenant hereunder or to timely discharge any other monetary obligation more than two (2) times in any twelve (12) month period notwithstanding the fact that any such default has been previously cured; or

6.

if Tenant or any agent of Tenant falsifies any report or statement (including financial statements) to be furnished to Landlord pursuant to the terms of this Lease. The falsification of any such document shall be deemed an incurable material breach of this Lease and, at Landlord's option, constitute an immediate termination of Tenant's right to possession of the Leased Premises; or

7.	if Tenant fails to open for business within sixty (60) days after the Commencement Date; or
8.	if Tenant fails to execute and return required estoppel certificates within the ten (10) days of Landlord's request and subordination agreements within fifteen (15) days of Landlord's request.

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B. REMEDIES

If an Event of Default occurs, Landlord shall have the right, after fifteen (15) days notice to cure a monetary default and/or thirty (30) days notice to cure a non-monetary default, to:

1.

Accelerate the Minimum Rent and Additional Rent for the entire unexpired balance of the term of this Lease, all other charges, payments, costs and expenses herein agreed to be paid by the Tenant or at the option of Landlord any part of the rent and other charges, payments, costs and expenses, all costs and officers' commission, watchman's wages, the five percent (5%) chargeable by Act of Assembly, and reasonable attorney's fees incurred or to be incurred by Landlord, and shall, in addition to any and all installments of rent, already due and payable and in arrears and/or other charge or payment herein reserved, included or agreed to be treated or collected as rent, and/or any other charges, expenses or costs herein agreed to be paid by the Tenant which may be due and payable and in arrears, be taken to be due and payable and in arrears as if by the terms and provisions of this Lease, the whole balance of unpaid Minimum Rent, Additional Rent and other charges, payments, taxes, costs, and expenses were on that date payable in advance.

2.

Collect and receive from any assignee or sublessee the Minimum Rents, Additional Rents, and all other charges reserved herein as rent due by such assignee or sublessee and apply the same to the rent due hereunder. Receipt of such sums by Landlord shall be credited against the amount due from Tenant but it shall in no way affect Tenant's obligations to pay any unpaid balance of rent due hereunder. No payment by sublessee or assignee shall give such sublessee or assignee any rights greater than those existing between Landlord and Tenant.

3.

Terminate this Lease without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Landlord shall be entitled to recover damages for such breach in an amount of rent reserved for the balance of the term of this Lease or the residue of said term plus the amount of any prior rents then due and owing, less any amounts obtained by Landlord for subletting the leased premises. Landlord shall use its best efforts to relet the leased premises on reasonable commercial terms after an event of default.

4.

Terminate Tenant's right of continued possession of the Leased Premises and, from time to time, without terminating this Lease and without prejudice to any right of Landlord under this Lease, to relet the Leased Premises or any part thereof for the account and in the name of Tenant, for any such term on terms and conditions as Landlord in its reasonable discretion may deem advisable with the right to make alterations and repairs to the Leased Premises deemed by Landlord to be necessary in conjunction with such reletting; and Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making such alterations and repairs. Rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness, other than Minimum Rent and Additional Rent due hereunder from Tenant to Landlord; second, to the payment of the cost of any alterations and repairs to the Leased Premises necessary to return the Leased Premises to good condition, normal wear and tear excepted, for uses permitted by this Lease and the cost of storing any of Tenant's property left on the Leased Premises at the time of reletting; third, to the payment of Minimum Rent, Additional Rent and all other charges or payments due and unpaid hereunder; the residue, if any shall be held by Landlord at interest of six percent (6%) per annum and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the Lease Term shall be paid to Tenant. Should such rentals received from time to time from such reletting during any month be less than that amount which this Lease requires to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Nothing in this subparagraph shall prevent Landlord from accelerating the rent or other amounts due thereunder. Such deficiency shall be calculated and paid monthly. No such reletting of the Leased Premises by Landlord pursuant to this subparagraph, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction; and notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach provided it has not been cured.

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5.

Lease the Leased Premises or any part or parts thereof to any person or persons as Landlord in its sole discretion decides, and the Tenant shall be liable for any loss of rent for the balance of the then current term.

C. FURTHER REMEDIES OF LANDLORD

In the event of any monetary default that is not cured by Tenant in accordance with the terms hereof, the Landlord, or anyone acting on Landlord's behalf, at Landlord's option:

(1)May without notice and demand enter the Leased Premises, breaking open locked doors if necessary to effect entrance, without liability to action for prosecution or damages for such entry or for the manner thereof, for the purpose of distraining or levying and for any other purpose and take possession of and sell all goods and chattels at auction, on reasonable notice served in person on the Tenant or left on the Leased Premises and paid to said Landlord out of the proceeds, and even if the rent be not due and unpaid, should the Tenant at any time remove or attempt to remove goods and chattels from the Leased Premises without leaving enough thereon to meet the next periodical payment, Tenant authorizes the Landlord to follow for a period of ninety (90) days after such removal, take possession of and sell at auction, upon like notice, sufficient of such goods to meet the proportion of rent accrued at the time of such removal; and the Tenant hereby releases and discharges the Landlord, and his agents, from all claims, actions, suites, damages, and penalties, for or by reason or on account of any entry, distraint, levy, appraisement or sale; and/or

(2)May enter the Leased Premises and without demand proceed by distress and sale of the goods there found to levy the rent and/or other charges herein payable as rent, and all costs and officers' commissions, including watchmen's wages and sums chargeable to Landlord, and further including a sum equal to five percent (5%) of the amount of the levy as commissions to the constable or other person making the levy, shall be paid by the Tenant and in such case all costs, officers' commission and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commission and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of the Landlord. Tenant hereby expressly waives in favor of Landlord the benefit of all laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods, and further relieves the Landlord of the obligations of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Tenant, whether upon the Leased Premises or not, shall be liable to distress for rent, Tenant waives in favor of Landlord all rights under the Act of Assembly of April 6, 1951, P.L.69, and all supplements and amendments thereto that have been or may hereafter be passed, and authorizes the sale of any goods distrained for rent at any time after five (5) days from said distraint without any appraisement and/or condemnation thereof.

(3)EJECTMENT: WHEN THIS LEASE SHALL BE TERMINATED BY CONDITION BROKEN, INCLUDING BUT NOT LIMITED TO THE FAILURE TO PAY MINIMUM RENT, ADDITIONAL RENT, PERCENTAGE RENT (IF ANY) AND/OR ANY CHARGES HEREBY RECEIVED AS RENT, DURING THE LEASE TERM INCLUDING ANY RENEWALS OF THE LEASE, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY RENEWAL(S) THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE, WITHOUT NOTICE, AN AGREEMENT PERMITTING AND AUTHORIZING THE ENTRY IN ANY COURT OF COMPETENT JURISDICTION AN AMICABLE ACTION AND CONFESSION OF JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE HEREIN LEASED PREMISES, FOR WHICH THIS LEASE SHALL BE HIS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR NOTICE, WRIT OF PROCEEDINGS WHATSOEVER. IF SUCH AMICABLE ACTION SHALL THEREAFTER, FOR ANY REASON, BE TERMINATED AND THE POSSESSION OF THE LEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE AMICABLE ACTIONS IN EJECTMENT OR CONFESSIONS OF JUDGMENT IN EJECTMENT FOR SAID LEASED PREMISES, AND THE TERMINATION FOR ANY REASON OF ANY SUCH PRIOR ACTIONS SHALL NOT PREVENT, HINDER OR PREJUDICE THE RIGHT AND POWER OF LANDLORD TO BRING SUBSEQUENT ACTIONS AS SET FORTH IN THIS PARAGRAPH.

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BY INITIALLING BELOW, TENANT ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS LEASE, THAT IT HAS READ AND DISCUSSED WITH SUCH COUNSEL THE PROVISIONS HEREIN RELATING TO CONFESSION OF JUDGMENT, AND THAT IT UNDERSTANDS THE NATURE AND CONSEQUENCES OF SUCH PROVISIONS.

TENANT'S INITIAL: J.L

(4)Curing Tenant's Default: If Tenant shall be in default in the performance of any of it obligations hereunder, including but not limited to the failure of Tenant to promptly perform any of the covenants of this Lease requiring Tenant to repair or maintain the Leased Premises, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, following the expiration of any period for Tenant to cure such, may elect to cure such default upon ten (10) days written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord within ten (10) days of demand for any sums paid or costs incurred by Landlord in curing such default, including interest at the rate of eight percent (8%) per annum thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefore.

(5)Remedies Cumulative: All of the remedies hereinbefore given to Landlord and all rights and remedies given to it bylaw and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the Leased Premises shall deprive Landlord of any of his remedies or actions against the Tenant for rent then due, or rent which under the terms hereof, would in the future become due as if there has been no termination, or for any and all sums due at the time of which, under the terms hereof, would in the future become due as if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Leased Premises.

(6)Self-Help: If Tenant shall default in the performance or observance of any agreement or condition in this Lease other than an obligation to pay money, and shall not cure such default, following the expiration of any period for Tenant to cure such, within twenty (20) days after notice from Landlord specifying the default, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefore and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period but after notice to Tenant, is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail within ten (10) days of demand to reimburse Landlord for any amount paid for the account of Tenant hereunder, said amount shall be treated as Additional Rent and added to and become due as a part of the next payment of rent due thereunder together with interest at the rate of eight percent (8%) per annum imposed from the date of Landlord's payment until paid by Tenant.

D. FAILURE TO PAY; INTEREST

If Tenant at any time shall fail to pay any taxes, assessments or liens, provide insurance or perform any act required by this Lease to be made or performed by it, or fail to pay any charge payable by Tenant or to timely discharge any other monetary obligation of Tenant required by this Lease, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of eight (8%) percent per annum from the date of payment or incurring thereof by Landlord and shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of demand. Notwithstanding anything to the contrary contained herein, if Tenant fails to contest any invoice or other written demand for payment of rent or any other sums due within the time frames specified in the Lease for payment, then Tenant shall have no rights to contest such invoice or bill thereafter.

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E. WAIVER

Failure of Landlord to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

10. SUBORDINATION

Landlord shall have the right to transfer, mortgage, assign, pledge, and convey in whole or in part the Leased Premises, this Lease and all rights of Landlord existing and to exist, and rents and amounts payable to it under the provisions hereof; and nothing herein contained shall limit or restrict any such right, and the rights of Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such right of Landlord, including, but not limited to, the lien of any mortgage, deed of trust or security agreement now or hereafter placed upon the Leased Premises and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. Said subordination shall not require the agreement or consent of Tenant, but Tenant covenants and agrees, if requested, to execute and deliver within fifteen (15) days of receipt from Landlord such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or any mortgagee, proposed mortgagee or holder of any security agreement, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant. Notwithstanding anything set out in this Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have this Lease superior to its mortgage or deed of trust, then, upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage or deed of trust, whether this Lease is adopted prior to or subsequent to the date of said mortgage or deed of trust.

11. ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon no less than ten (10) days written request by Landlord execute, acknowledge or deliver to Landlord a written statement certifying that this Lease Agreement is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments or modification), the dates to which the rent and additional rent have been paid, and whether or not, to the best of tenant's knowledge, Landlord is in default hereunder (and if so, specify the nature of the default), it being intended that any such statement delivered pursuant to this paragraph 11 may be relied upon by a prospective purchaser or purchaser or mortgagee of Landlord's property, including, without limitation, the Premises.

12. SECURITY INTERESTS

Tenant hereby grants to Landlord a security interest in personal property including all furniture fixtures and equipment owned by Tenant and as such shall be security for the rents reserved hereunder and/or subject to any currently existing or hereafter placed security interests or financing statements given by Tenant in acquisition of furniture, fixtures, equipment and inventory. Tenant shall execute such Financing Statements or other documents as may be required by Landlord to perfect its security interest hereunder.

13. SECURITY DEPOSIT

A. USE AND RETURN OF SECURITY DEPOSIT

Should Tenant fail to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, as provided in Section 9(A), Landlord may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained by Landlord due to such breach, without prejudice to its further rights and remedies. Should the entire security deposit or any portion thereof be appropriated and applied by Landlord for the payment of overdue rent or other sums due from Tenant hereunder, then Tenant shall, within ten (10) days of the written demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore said deposit to the original sum deposited. Should Tenant comply with all the terms, covenants and conditions of this Lease, the said deposit shall be returned in full to Tenant at the end of the term of this Lease. Should Tenant terminate this Lease, without cause or upon an Event of Default, prior to the end of term, then Tenant shall forfeit its security deposit. It is understood and agreed that no part of the security deposit is to be considered as the last rental payment due under the terms of this Lease.

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B. SURRENDER OF LEASED PREMISES

Subject to sections 2(A) and 2(F) above, at the expiration of the tenancy hereby created, Tenant shall peaceably surrender the Leased Premises, including all alterations, additions, improvements, and repairs made thereto and shall remove all items installed by Tenant including: all interior partition walls, trade fixtures, trade equipment, signs, any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; or other similar building operating equipment, decorations and trade personal property (unless Landlord requests in writing that any or all of such items remain). The Leased Premises shall be left broom clean and in good condition and repair. Tenant shall remove all its property not required to be surrendered to Landlord before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Any personal property remaining in the Leased Premises at the expiration of the lease period shall be deemed abandoned by Tenant, and Landlord may claim the same and shall in no circumstances have any liability to Tenant therefore. The cost of removing such items, which are abandoned by Tenant, shall be charged to Tenant. Upon termination, Tenant shall also surrender all keys for the Leased Premises to Landlord and, if applicable, inform Landlord of any combinations of locks or safes in the Leased Premises. If the Leased Premises are not surrendered at the end of the term as hereinabove set out, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including without limitation claims made by the succeeding Tenant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

D. RULES AND REGULATIONS

Tenant agrees as follows:

(1)Tenant shall have full responsibility for protecting the Leased Premises and the property located therein from theft and robbery.

(2)Tenant shall not permit on the Leased Premises any act or practice which is unlawful or immoral.

(3)Tenant shall keep the Leased Premises free and clear of rodents, bugs and vermin, and Tenant shall use, at its cost and at such intervals as Landlord shall reasonably require, a reputable pest extermination contractor to provide extermination services in the Leased Premises.

(4)Tenant shall keep the Leased Premises orderly, neat, clean and free from rubbish and trash at all times and shall not permit any refuse to accumulate around the exterior of the Leased Premises. Tenant shall not burn any trash, rubbish or garbage in or about the Leased Premises. Trash shall be stored in a sanitary and inoffensive manner inside the Leased Premises or in a trash dumpster located outside of the building in a location agreed to by Landlord and Tenant.

Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations and to adopt and promulgate reasonable additional rules and regulations applicable to the Leased Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant in writing. Tenant agrees to comply with all such rules and regulations, and Tenant shall be responsible for the observance of these rules and regulations by Tenant's employees, agents and invitees. The foregoing rules are solely for the benefit of Landlord, and Landlord shall have no obligation to enforce such rules for the benefit of Tenant. Landlord, at its option, may waive certain rules with respect to individual tenants. If Tenant violates any rule, Landlord may notify Tenant that Tenant is in default.

14. MISCELLANEOUS

A. PARTIES

All rights and liabilities herein given to, or imposed upon the respective parties hereto, extend to and bind the respective heirs, executors, administrators, successors and assigns of said parties.

B. SECURITY

The Tenant shall be solely responsible for security for the Leased Premises.

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C. GOVERNING LAW

This Agreement shall be deemed to have been made in Pennsylvania and all the terms, conditions and covenants hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

D. ENTIRE AGREEMENT

This Lease and any exhibits attached hereto and form a part hereof, set forth all of the covenants, promises, agreements, conditions for understandings, either written or oral, between them other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by them.

E. NO STORAGE OUTSIDE THE PREMISES

Tenant shall store nothing outside the Premises, including, without limitation, materials, supplies, inventory or equipment, trash dumpster excepted.

F. RIGHT OF ENTRY

Landlord or Landlord's agents shall have the right to enter the Leased Premises at all reasonable times and with reasonable notice to examine the same and to show it to purchasers and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part. During the six (6) months prior to the expiration of the term of this Lease or any renewals thereof, Landlord may exhibit the Leased Premises to prospective Tenants or purchasers and place upon the Leased Premises the usual signage for space rental. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

Landlord will have right to show the space during normal business hours to prospective new Tenants in the final six (6) months of the Tenant’s occupancy, and if applicable.

G. CONSENTS AND APPROVALS

Whenever Landlord’s consent or approval is required herein, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent or approval. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord's sole discretion unless otherwise expressly provided. With respect to any provision of this Lease which either expressly provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make claim for, and Tenant expressly waives claim for, damages incurred by Tenant by reason of Landlord's failure to comply, unless such failure to comply is an act of bad faith on the part of Landlord, it being understood and agreed that Tenant's sole remedy shall be an action for specific performance.

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H. AUTHORITY

In the event Tenant hereunder shall be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State; all franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those persons executing this Lease on behalf of Tenant are duly qualified and authorized to bind, and in fact do bind, the corporation. In the event Tenant hereunder shall be a partnership, either general or limited, the persons or entities executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified partnership and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State, if required by law; all franchise and partnership taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those entities executing this Lease on behalf of partnership are duly qualified to bind, and in fact do bind, the partnership. This Lease shall be effective only when it is signed by both Landlord and Tenant's submission of a signed lease for review by Landlord does not give Tenant any interest, right or option in the Leased Premises.

I. NEGATION OF PERSONAL LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Leased Premises for the satisfactions of Tenant's remedies, including without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord; subject, however, to the prior rights of any holder of any mortgage covering all or part of the Demised Premises, and no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's. [Illegible] Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This Section shall inure to the benefits of Landlord's successors and assigns and their respective principals.

J. AGENCY

It is hereby expressly agreed and understood that RE/MAX Properties, Ltd. is acting as "Agent" only and shall not in any event be held liable to the Landlord or Tenant for the fulfillment or non-fulfillment of any of the terms and conditions of this LEASE, or for any action or proceedings that may be taken by Landlord against Tenant or by Tenant against Landlord. It is understood and agreed that Douglas P. Terry and Daniel J. McCloskey are agents with RE/MAX Properties, Ltd. and are also members of the ownership group of 660 Tudor Square, L.P.

IN WITNESS WHEREOF, and intending to be legally bound, the Landlord and Tenant have executed this Lease on the day and year first above written.

TENANT:
NeuroHabilitation Corporation

March 29, 2017	By:	/s/ Joyce LaViscount
Date		Joyce LaViscount, CFO/COO

LANDLORD:
660 Tudor Square, L.P.

March 30, 2017	By:	/s/ Daniel J. Mc Closkey
Date		Daniel J. Mc Closkey, Partner

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AREA #4
OPEN OFFICE AREA
OFFICE
COLLABORATION
COPY
OPEN OFFICE
CONFERENCE
RECEPTION
TRAINING
THERAPY
WAITING
TREATMENT
TREATMENT
TREATMENT
TREATMENT
TREATMENT

HATCHED AREA IS A SEPARATE TENANCY

RE-MAX PROPERTIES NEWTOWN

FIRST FLOOR KEY PLAN

1/4" = 1'-0" KEY PLAN

A
A-1

03/29/2017